             As filed with the Securities and Exchange Commission
                                on July 2, 1996
                                                    File No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           MIKOHN GAMING CORPORATION
             (Exact name of registrant as specified in its charter)

             Nevada                                  88-0218876
  (State or other jurisdiction of                  (IRS Employer
  incorporation or organization)                Identification No.)

   1045 Palms Airport Drive, P.O. Box 98686, Las Vegas, Nevada   89193-8686
            (Address of Principal Executive Offices)             (Zip Code)

            Mikohn Gaming Corporation Stock Option Plan, as Amended
        Mikohn Gaming Corporation Director Stock Option Plan, as Amended
                           (Full title of the plans)

                          CHARLES H. MCCREA, JR., ESQ.
     1045 Palms Airport Drive, P.O. Box 98686, Las Vegas, Nevada 89193-8686
                    (Name and address of agent for service)

                                 (702) 896-3890
          (Telephone number including area code, of agent for service)

                  Please send copies of all correspondence to:

                            MARK R. MOSKOWITZ, ESQ.
                             Hughes Hubbard & Reed
                       350 South Grand Avenue, 36th Floor
                          Los Angeles, CA  90071-3442
                                 (213) 613-2800

=====================================================================================================
    Title of                                 Proposed Maximum    Proposed Maximum      Amount of
Securities to be       Amount to be           Offering Price        Aggregate        Registration
   Registered           Registered              per Share        Offering Price          Fee
- -----------------------------------------------------------------------------------------------------
Common Stock            1,100,000 shares(1)     $8.625(2)          $9,487,500          $3,272.00
$.10 Par Value
=====================================================================================================


(1) Includes an indeterminable number of shares which may be issued as a result of anti-dilution provisions set forth in each of the stock option plans to which this Registration Statement relates.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq/National Market System on June 27, 1996.

                           MIKOHN GAMING CORPORATION


                                EXPLANATORY NOTE

       This Registration Statement relates to certain amendments of the Mikohn Gaming Corporation Stock Option Plan and the Mikohn Gaming Corporation Director Stock Option Plan (collectively, the "Plans") that increased the aggregate number of shares of common stock authorized for issuance thereunder from 700,000 to 1,700,000 and from 50,000 to 150,000, respectively. The 750,000 shares originally authorized for issuance under the Plans have already been registered pursuant to a Registration Statement on Form S-8 (File No. 33-73506), which was filed with the Securities and Exchange Commission (the "Commission") on December 29, 1993 (the "1993 Registration Statement"). This Registration Statement, therefore, relates to the remaining 1,100,000 shares that may be issued pursuant to such Plans. The contents of the 1993 Registration Statement are hereby incorporated by reference. The Items below contain information required in this Registration Statement that was not included in the 1993 Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

       There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Commission:

          (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, including the portions of the Registrant's definitive proxy statement for its 1996 Annual Meeting of Stockholders incorporated by reference into such Annual Report; and

          (b) the description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A which was filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 2, 1993, and any amendment or report filed with the Commission for the purpose of updating such description.

     All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES.
          -------------------------

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

          Subsection 1 of Section 78.751 of the Nevada General Corporation Law (the "Nevada Law") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful.

          Subsection 2 of Section 78.751 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          Section 78.751 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 78.751 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification, unless ordered by the court or for the advancement of certain expenses, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

          Section 78.752 of the Nevada Law empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 78.751.

          The Articles of Incorporation and Bylaws of the Registrant provide for indemnification of its officers and directors, substantially identical in scope to that permitted under Section 78.751 of the Nevada Law. The Bylaws provide that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the Registrant.

          The Registrant has entered into indemnification agreements with certain of its directors and officers that require the Registrant to indemnify such director and officers to the fullest extent permitted by applicable provisions of Nevada law, subject to amounts paid by insurance.

          Each of the stock option plans to which this Registration Statement relates requires the Registrant to indemnify its directors against liabilities which may be incurred in connection with the administration of the stock option plans, other than liabilities that result from the negligence, bad faith, willful misconduct or criminal acts of such directors.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

          Not applicable.

Item 8.   EXHIBITS.
          --------

         4.1   Articles of Incorporation, as amended.

         4.2   Amended and Restated Bylaws.

         4.3   Mikohn Gaming Corporation Stock Option Plan, as amended.

         4.4   Mikohn Gaming Corporation Director Stock Option Plan, as amended.

         4.5   Specimen Common Stock Certificate.  Incorporated by reference to
               Exhibit 4 to Amendment No. 3 to the Registration Statement on Form S-1 (No. 33-69076) filed by the Registrant under the Securities Act of 1933, as amended.

         5.1   Opinion of Charles H. McCrea, Sr., Esq.

        23.1   Consent of Deloitte & Touche LLP.

        23.2   Consent of Charles H. McCrea, Sr., Esq. (contained in Exhibit
               5.1).

        24.1   Power of Attorney (see page S-1). Not applicable.

Item 9.  UNDERTAKINGS.
         ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 2nd day of July, 1996.

                                            MIKOHN GAMING CORPORATION



                                            By: /s/ David J. Thompson
                                               --------------------------------
                                               David J. Thompson
                                               Chairman of the Board and
                                               Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Thompson and Terrance W. Oliver, or either of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                    Title                        Date
          ---------                    -----                        -----

/s/DAVID J. THOMPSON            Chairman of the Board, Chief     July 2, 1996
- -----------------------------   Executive Officer and Chief
DAVID J. THOMPSON               Financial Officer (principal
                                executive, financial and
                                accounting officer)

/s/RICHARD M. IRVINE            Director                         July 2, 1996
- -----------------------------
RICHARD H. IRVINE

/s/DENNIS A. GARCIA             Director                         July 2, 1996
- -----------------------------
DENNIS A. GARCIA

/s/BRUCE E. PETERSON            Director                         July 2, 1996
- -----------------------------
BRUCE E. PETERSON

/s/TERRANCE W. OLIVER           Director                         July 2, 1996
- -----------------------------
TERRANCE W. OLIVER

/s/JOHN K. CAMPBELL             Director                         July 2, 1996
- -----------------------------
JOHN K. CAMPBELL

/s/DOUGLAS M. TODOROFF          Director                         July 2, 1996
- -----------------------------
DOUGLAS M. TODOROFF

                                 EXHIBIT INDEX

                                                                Sequentially
                                                               Numbered Page
                                                               -------------

4.1  Articles of Incorporation, as amended...................

4.2  Amended and Restated Bylaws.............................

4.3  Mikohn Gaming Corporation Stock Option Plan,
     as amended..............................................

4.4  Mikohn Gaming Corporation Director Stock Option
     Plan, as amended........................................

4.5  Specimen Common Stock Certificate.  Incorporated
     by reference to Exhibit 4 to Amendment No. 3 to the
     Registration Statement on Form S-1 (No. 33-69076)
     filed by the Registrant under the Securities Act of
     1933, as amended........................................

5.1  Opinion of Charles H. McCrea, Sr., Esq..................

23.1 Consent of Deloitte & Touche LLP........................

23.2 Consent of Charles H. McCrea, Sr., Esq.
     (contained in Exhibit 5.1)..............................